EXHIBIT  16.4

                            SAMUEL F. MAY, JR., CPA
                          20283 STATE RD. 7, SUITE 300
                              BOCA RATON, FL 33498


April  1,  2002


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

RE:  WARRENSBURG  ENTERPRISES,  INC.

Ladies  and  Gentlemen:

We have read Item 4(a) of the amended Form 8-K dated April 1, 2002 of Warrensburg Enterprises, Inc., and are in agreement with the statements contained therein. During the Registrant's most recent fiscal year and in any subsequent interim period preceding the date of our resignation as the Registrant's certifying accountants, there were no disagreements between our firm and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. No report on the financial statements of the Registrant for the past year prepared by our firm contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.


Yours  truly,


---------------------
Samuel F. May, Jr., CPA


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